EXHIBIT 23(d)(1)(10)

               FORM OF AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


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               FORM OF AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         THIS AMENDMENT, effective as of the ____ day of August, 2001 by and between The Phoenix Edge Series Fund, a Massachusetts business trust having a place of business located at 101 Munson Street, Greenfield, Massachusetts (the "Trust") and Phoenix Variable Advisors, Inc., a Delaware corporation having a place of business located at One American Row, Hartford, Connecticut (the "Advisor").

                                    RECITALS:

         Effective as of December 14, 1999, the Trust and the Advisor entered into an Investment Advisory Agreement, pursuant to which the Advisor agreed to provide certain services to the Trust. At this time, the Trust and the Advisor wish to amend Schedule A.

        Now, therefore, the parties hereto do hereby agree as follows.

1. AMENDMENT. Schedule A to the Investment Advisory Agreement is hereby amended and restated as of the _____ day of August, 2001 as set forth in Schedule A attached, which Schedule supersedes all prior versions thereof.

2. REAFFIRMATION. In all other respects, the Investment Advisory Agreement effective as of December 14, 1999 remains in full force and effect without amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their undersigned duly executed officers as of the date set forth above.

                                        THE PHOENIX EDGE SERIES FUND

                                        By:
                                            -------------------------------
                                             Simon Y. Tan
                                             Trustee, President

                                         PHOENIX VARIABLE ADVISORS, INC.

                                         By:
                                            --------------------------------
                                             Doreen Bonner
                                             Vice President/Compliance Officer


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                                   SCHEDULE A

            Series                                      Investment Advisory Fee
            ------                                      -----------------------

Phoenix-AIM Mid-Cap Equity Series                       0.85%

Phoenix-Alliance/Bernstein Growth + Value Series               0.85%

Phoenix-Deutsche Dow 30 Series                                 0.35%

Phoenix-Deutsche Nasdaq-100 Index Series                       0.35%

Phoenix-Federated U.S. Government Bond Series                  0.60%

Phoenix-J.P. Morgan Research Enhanced Index Series             0.45%

Phoenix-Janus Equity Income Series                             0.85%

Phoenix-Janus Flexible Income Series                           0.80%

Phoenix-Janus Growth Series                                    0.85%

Phoenix-MFS Investors Growth Stock Series                      0.75%

Phoenix-MFS Investors Trust Series                             0.75%

Phoenix-MFS Value Series                                       0.75%

Phoenix-Morgan Stanley Focus Equity Series                     0.85%

Phoenix-Sanford Bernstein Global Value Series                  0.90%

Phoenix-Sanford Bernstein Mid-Cap Value Series                 1.05%

Phoenix-Sanford Bernstein Small Cap Series                     1.05%